UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 12, 2024

THRYV HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35895	13-2740040
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 West Airfield Drive P.O. Box 619810 DFW Airport, Texas	75261
(Address of Principal Executive Offices)	(Zip Code)

(972) 453-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	THRY	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, Thryv Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”), dated October 29, 2024 with RBC Capital Markets, LLC (the “Underwriter”), pursuant to which the Company granted the Underwriter an option to purchase up to an additional 857,250 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).

On November 12, 2024, the Company sold 857,250 shares of its Common Stock to the Underwriter pursuant to the Underwriter’s exercise in full of such option to purchase additional shares. The Company raised approximately $11.5 million in net proceeds (after deducting underwriting discounts and commissions but before offering expenses) from the sale of these additional shares of its Common Stock, which brought the total net proceeds of the offering to approximately $88.3 million (after deducting underwriting discounts and commissions but before offering expenses).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THRYV HOLDINGS, INC.

Date: November 12, 2024	By:	/s/ Paul D. Rouse
Name: Paul D. Rouse
Title: Chief Financial Officer, Executive Vice President and Treasurer